Exhibit (a)(1)(A)

United Development Funding IV

Offer to Purchase for Cash
Up to 1,707,317 Common Shares of Beneficial Interest
at a Purchase Price of $20.50 Per Common Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 2, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

United Development Funding IV, a Maryland real estate investment trust (the “Trust,” “UDF,” “we” or “us”), is offering to purchase for cash up to 1,707,317 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), at a price of $20.50 per Common Share (the “Purchase Price”), net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase (this “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). If a total of 1,707,317 Common Shares is purchased, the amount of consideration paid to shareholders will be approximately $35 million.

Immediately after the listing of the Common Shares on the Nasdaq Global Select Market (the “NASDAQ”) on June 4, 2014, there were 32,325,459 Common Shares issued and outstanding.

The Purchase Price is $20.50 per Common Share, net to the tendering shareholders in cash, less any applicable withholding taxes and without interest. If 1,707,317 or fewer Common Shares are properly tendered and not properly withdrawn, we will buy all Common Shares properly tendered and not properly withdrawn. All Common Shares purchased pursuant to the Offer will be purchased at the same Purchase Price. However, because of the “odd lot” priority and proration provisions described in this Offer to Purchase, all of the Common Shares tendered may not be purchased if more than 1,707,317 Common Shares are properly tendered and not properly withdrawn.

Only Common Shares properly tendered and not properly withdrawn will be eligible to be purchased. Common Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

We are not offering to purchase, and will not accept, any fractional shares in the Offer. If any Common Shares tendered are not purchased for any reason, the Letter of Transmittal with respect to such Common Shares not purchased will be of no force or effect and Common Shares tendered through the Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) system will be credited at our expense to the account maintained with DTC by the participant who delivered the Common Shares.

We reserve the right, in our sole discretion, to increase or decrease the number of Common Shares sought in the Offer, subject to applicable law and any rules and regulations of the Securities and Exchange Commission (the “SEC”). In accordance with the rules of the SEC, we may increase the number of Common Shares accepted for payment in the Offer by up to 2% of the outstanding Common Shares without amending or extending the Offer. See Sections 1, 3 and 4.

If the Offer is fully subscribed, we will purchase 1,707,317 Common Shares, which would represent approximately 5.28% of the issued and outstanding Common Shares as of immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014. See Section 1.

Subject to the applicable rules and regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Common Shares, subject to the restriction below, (b) to increase or decrease the number of Common Shares sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date, and (d) if any condition specified in Section 6 is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any Common Shares for payment. Notice of any such extension, amendment or termination will be distributed promptly to shareholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement which will be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date, in accordance with Rule 14e-1(d) under the Exchange Act. See Sections 1, 3 and 4.

The Offer is not conditioned upon the receipt of financing or any minimum number of Common Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

On June 4, 2014, the Common Shares were listed on the NASDAQ and began trading under the symbol “UDF.” Because June 4, 2014 was the first day on which the Common Shares were traded on the NASDAQ, we cannot provide a market price for the Common Shares prior to the commencement of the Offer. Tendering shareholders whose Common Shares are accepted for payment will lose the opportunity to trade such Common Shares and the chance to participate in any future third-party acquisition of the Trust. The trading price of our Common Shares on the NASDAQ may be higher or lower than the Purchase Price. Shareholders are urged to obtain current market quotations for the Common Shares before deciding whether to tender their Common Shares. See Section 7.

We will use cash on hand and borrowings under our existing revolving credit facilities to purchase Common Shares in the Offer and to pay all related fees and expenses. See Section 8.

ALTHOUGH OUR BOARD OF TRUSTEES HAS AUTHORIZED THE OFFER, NONE OF THE TRUST, ANY MEMBER OF OUR BOARD OF TRUSTEES, THE DEALER MANAGER, THE PAYING AGENT, THE INFORMATION AGENT, THE DEPOSITARY (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR COMMON SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND HOW MANY COMMON SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.

NONE OF THE SEC, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Questions and requests for assistance may be directed to American National Stock Transfer, LLC, the information agent for the Offer (the “Information Agent”) at the telephone number and address set forth on the back cover page of this Offer to Purchase. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone number and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to shareholders additional copies of these materials at the Trust’s expense.

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IMPORTANT

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR COMMON SHARES IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL OR IN THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. OUR DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY TIME OTHER THAN THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF UDF OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION IN THIS OFFER TO PURCHASE OR THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY MEMBER OF OUR BOARD OF TRUSTEES, THE DEALER MANAGER, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT OR ANY OF OUR OR THEIR RESPECTIVE AFFILIATES.

THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

If you have any questions regarding the Offer or require additional copies of this Offer to Purchase, the Letter of Transmittal or other Offer documents, please contact the Information Agent at (877) 373-2522.

If you want to tender all or a portion of your Common Shares, you must do one of the following prior to 12:01 a.m., New York City time, on July 2, 2014, or any later time and date to which the Offer may be extended:

•	Holders whose Common Shares are Held by Brokers: if your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Common Shares for you according to the procedures described in Section 3 of this Offer to Purchase;

•	Registered Holders: if you hold Common Shares in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal according to its instructions and deliver it (by regular mail, overnight courier or hand delivery), together with any required signature guarantees and any other documents required by the Letter of Transmittal, to DST Systems, Inc., the depositary for the Offer (the “Depositary”), at the address shown on the Letter of Transmittal; or

•	DTC Participants: if you are an institution participating in DTC, tender your Common Shares according to the procedure for book-entry transfer through DTC’s ATOP system described in Section 3 of this Offer to Purchase.

If a broker, dealer, commercial bank, trust company or other nominee holds your Common Shares, it likely has an earlier deadline for you to act to instruct it to accept the Offer on your behalf. We urge you to contact the nominee that holds your Common Shares to find out its deadline.

We recommend that you consult your broker, dealer, commercial bank, trust company or other nominee to determine the status of your account and the best way to tender your Common Shares. If you have any questions related to the status of your registered account (and how that status impacts how you may tender your Common Shares), please call the Information Agent at (877) 373-2522.

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Notwithstanding anything contained in this Offer to Purchase, the Letter of Transmittal or any other documents relating to the Offer, brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system. Similarly, notwithstanding anything contained in this Offer to Purchase, the Letter of Transmittal or any other documents relating to the Offer, brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit a written notice of withdrawal in connection with the withdrawal of any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system. All tenders and withdrawals through DTC’s ATOP system must be completed in accordance with the terms and conditions of the ATOP system.

If you want to tender your Common Shares but you cannot comply with the procedure for book-entry transfer prior to the Expiration Date or your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Common Shares if you comply with the guaranteed delivery procedure described in Section 3 of this Offer to Purchase.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making or acceptance of offers to sell Common Shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by Realty Capital Securities, LLC (the “Dealer Manager”) or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

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SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. This summary term sheet highlights certain material information in this Offer to Purchase, but does not describe all of the details of the Offer to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms and conditions of the Offer, you should read carefully this entire Offer to Purchase, the Letter of Transmittal and any amendments or supplements thereto. We have included in this summary term sheet references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary term sheet.

Who is offering to purchase my Common Shares?

United Development Funding IV, which we refer to as the “Trust,” “UDF,” “we” or “us.”

What will be the purchase price for the Common Shares and what will be the form of payment?

The Purchase Price is $20.50 per Common Share, net to tendering shareholders in cash, less any applicable withholding taxes and without interest. We are offering to purchase for cash up to 1,707,317 common shares of beneficial interest, par value $0.01 per share, upon the terms and subject to the conditions described in this Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

We will pay for your properly tendered and not properly withdrawn Common Shares by depositing the Purchase Price in cash with DST Systems, Inc., the paying agent for the Offer (the “Paying Agent”), which will act as your agent for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for tendered Common Shares will be made only after timely (a) receipt by DST Systems, Inc., the Depositary for the Offer, of a properly completed and duly executed Letter of Transmittal, and any required signature guarantees and other documents required by the Letter of Transmittal, or (b) if you are tendering Common Shares through the ATOP procedures of DTC, confirmation of book-entry transfer of the Common Shares into the Paying Agent’s account at DTC. See Sections 3 and 5.

We reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the number of Common Shares sought in the Offer, subject to applicable law and any rules and regulations of the SEC. See Sections 1, 3 and 4.

Shareholders are urged to obtain current market quotations for the Common Shares before deciding whether to tender their Common Shares. See Section 7.

How many Common Shares is UDF offering to purchase?

We are offering to purchase, at the Purchase Price, up to a maximum of 1,707,317 Common Shares properly tendered in the Offer and not properly withdrawn. Assuming the Offer is fully subscribed, we will purchase 1,707,317 Common Shares, which would represent approximately 5.28% of the issued and outstanding Common Shares as of immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014.

We expressly reserve the right to purchase additional Common Shares in the Offer, subject to applicable law and any rules and regulations of the SEC. In accordance with the rules of the SEC, we may increase the number of Common Shares accepted for payment in the Offer by up to 2% of the outstanding Common Shares without amending or extending the Offer. See Section 1.

The Offer is not conditioned upon the receipt of financing or any minimum number of Common Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

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How will UDF pay for the Common Shares?

We will fund any purchase of Common Shares pursuant to the Offer, including related fees and expenses, from cash on hand and borrowings under our revolving credit facilities. The Offer is not conditioned upon the receipt of financing. See Section 8.

Will I receive the cash distribution scheduled to be paid on June 25, 2014 on my Common Shares that are purchased pursuant to the Offer?

Yes. On May 30, 2014, the Trust declared that, beginning with the June 2014 distribution (which will relate to the period from May 1, 2014 to June 16, 2014), the Trust will begin paying distributions on or around the 25th day of each month to shareholders of record as of close of business on or around the 15th day of such month at a distribution rate equal to $1.64 per share per annum. The Trust expects to pay the June 2014 distribution on June 25, 2014 to shareholders of record as of the close of business on June 16, 2014. Shareholders of record as of the close of business on June 16, 2014 who tender Common Shares in the Offer will be eligible to receive the June 2014 distribution. Shareholders of record as of the close of business on June 16, 2014 whose Common Shares are not tendered or not accepted for payment or paid for will also receive the June 2014 distribution.

How long do I have to tender my Common Shares?

You may tender your Common Shares until the Offer expires. The Offer will expire on July 2, 2014 at 12:01 a.m., New York City time, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”). If a broker, dealer, commercial bank, trust company or other nominee holds your Common Shares, it likely has an earlier deadline for you to act to instruct it to accept the Offer on your behalf. We urge you to immediately contact your broker, dealer, commercial bank, trust company or other nominee to find out its deadline. See Sections 1 and 3.

Can the Offer be extended, amended or terminated and, if so, under what circumstances?

We can extend the Offer, in our sole discretion, at any time, subject to applicable law and any rules and regulations of the SEC. We may, however, decide not to extend the Offer. If we were to extend the Offer, we cannot indicate, at this time, the length of any extension that we may provide. If we extend the Offer, we will delay the acceptance of any Common Shares that have been tendered. We can also amend or terminate the Offer under certain circumstances. See Sections 6 and 14.

How will I be notified if the Offer is extended, amended or terminated?

If the Offer is extended, we will issue a press release or other public announcement announcing the extension and the new expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We will announce any other amendment to or termination of the Offer by promptly issuing a press release announcing the amendment or termination. See Section 14.

What is the purpose of the Offer?

In considering the Offer, the Board of Trustees reviewed, with the assistance of management and outside advisors, the Trust’s results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors the Board of Trustees deemed relevant.

Following such review, the Board of Trustees determined that the Offer is a prudent use of the Trust’s financial resources and an efficient way to return capital to shareholders who wish to receive cash for all or a portion of their Common Shares, especially in light of the relative illiquidity of the Common Shares in the public trading market. The Offer provides shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Common Shares, without the usual transaction costs associated with market sales. In addition, shareholders who wish to achieve a greater percentage of equity ownership in the Trust will be able to do so by not tendering their Common Shares in the Offer. If the Trust completes the Offer, shareholders who retain all or a portion of their Common Shares will have a greater percentage ownership in UDF and its future earnings and assets, while also bearing the attendant risks associated with owning Common Shares. Furthermore, any Odd Lot Holder (as defined below) will avoid any applicable “odd lot” discounts that might otherwise be payable on sales of such holder’s shares if they are tendered and accepted for payment pursuant to the Offer.

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After completing the Offer, we may consider various forms of share repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors our Board of Trustees deems relevant. These purchases may be made from time to time at the discretion of our management on the open market, through privately-negotiated transactions or other self-tender offers, and may be on the same terms or on terms and prices that are more or less favorable to shareholders than the terms of this Offer. In addition, after completing the Offer, we may offer to sell the Common Shares in registered offerings or through private placements after taking into account the results of our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory and other factors our Board of Trustees deems relevant. These offerings may be made at offering prices that are different from the Purchase Price of the Offer. See Section 2.

How will the listing of the Common Shares on the NASDAQ affect the Common Shares?

Since the Common Shares are now listed on the NASDAQ, shareholders who choose not to tender their Common Shares will be able to freely liquidate their investments in the Trust; however, their Common Shares will be subject to market volatilities. Tendering shareholders whose Common Shares are accepted for payment will lose the opportunity to trade such Common Shares and the chance to participate in any future third party acquisition of the Trust. See Section 7.

What are the conditions to the Offer?

Our obligation to accept for payment and pay for Common Shares tendered in the Offer depends upon a number of conditions that must be satisfied or waived (to the extent permitted by law) prior to the Expiration Date, including that:

•	no action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly (a) challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Common Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer, (b) seeks to make the purchase of, or payment for, some or all of the Common Shares pursuant to the Offer illegal or may prohibit, restrict or result in a delay in our ability to accept for payment or pay for some or all of the Common Shares, (c) otherwise, in our reasonable judgment, could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, shareholders’ equity, financial condition, operations, results of operations or prospects of us or any of our subsidiaries or affiliates, or (d) otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our subsidiaries or affiliates or the value of our Common Shares;

•	our acceptance for payment for, purchase of or payment for any Common Shares tendered in the Offer shall not violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

•	no action shall have been taken nor any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which (a) indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Common Shares thereunder and which has not been obtained or taken, as applicable, (b) is reasonably likely to make the purchase of, or payment for, some or all of the Common Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer, (c) is reasonably likely to delay or restrict our ability, or render us unable, to accept for payment or pay for some or all the Common Shares to be purchased pursuant to the Offer, (d) materially impairs, in our reasonable judgment, the contemplated benefits of the Offer to us, (e) seeks to impose limitations on our or our affiliates’ ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, our affiliates’ right to vote their Common Shares on all matters validly presented to our shareholders, or (f) otherwise could reasonably be expected to materially adversely affect our business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects or any of our subsidiaries or affiliates;

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•	no general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, declaration of a banking moratorium or any suspension of payments in respect of commercial banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by commercial banks or other lending institutions in the United States (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;

•	no commencement or escalation, on or after June 4, 2014, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism directly or indirectly involving the United States or any other jurisdiction in which UDF or any of our subsidiaries maintains an office or conducts business (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;

•	no decrease or increase of more than 10% in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index or the Standard and Poor’s 500 Composite Index measured from the close of trading on June 4, 2014 shall have occurred;

•	no change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of UDF and our subsidiaries, taken as a whole, on the value of or trading in the Common Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;

•	no change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of UDF or any of our subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on UDF and our subsidiaries, taken as a whole, on the value of or trading in the Common Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;

•	no tender or exchange offer for any or all of the outstanding Common Shares (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving UDF or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed, nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction;

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•	we shall not have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person (a) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Common Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Common Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before June 4, 2014), (b) who has filed a Schedule 13D or Schedule 13G with the SEC on or before June 4, 2014 has acquired or proposes to acquire, whether through the acquisition of Common Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Common Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Common Shares or (c) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries’ assets or securities; no approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment;

•	we shall not have determined that the consummation of the Offer and the purchase of the Common Shares pursuant to the Offer is reasonably likely to cause (a) an “effect” specified in subsection (a)(3)(ii)(A) of Rule 13e-3 of the Exchange Act, (b) the Common Shares to be delisted from the NASDAQ as specified in subsection (a)(3)(ii)(B) of Rule 13e-3 of the Exchange Act, or (c) the Common Shares to be eligible for deregistration under the Exchange Act; or

•	we shall not have determined, in our reasonable judgment, that the consummation of the Offer or the purchase of Common Shares from any shareholder could jeopardize our qualification and taxation as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Offer is subject to these conditions, which are described in greater detail in Section 6. Each of these conditions is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. The Offer is not conditioned on the receipt of financing or any minimum number of shares being tendered.

How do I tender my Common Shares?

If you want to tender all or any portion of your Common Shares, you must do one of the following prior to the Expiration Date:

•	Holders whose Common Shares are Held by Brokers: if your Common Shares are registered in the name of a broker, dealer, commercial bank, trust or other nominee, contact the nominee and have the nominee tender your Common Shares for you;

•	Registered Holders: if you hold Common Shares in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal according to its instructions and deliver it (by regular mail, overnight courier or hand delivery), together with any required signature guarantees and any other documents required by the Letter of Transmittal, to the Depositary at the address shown on the Letter of Transmittal; or

•	DTC Participants: if you are an institution participating in DTC, tender your Common Shares according to the procedure for book-entry transfer through DTC’s ATOP system described in Section 3 of this Offer to Purchase.

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If a broker, dealer, commercial bank, trust company or other nominee holds your Common Shares, it likely has an earlier deadline for you to act to instruct it to accept the Offer on your behalf. We urge you to contact the nominee that holds your Common Shares to find out its deadline.

We recommend that you consult your broker dealer, commercial bank, trust company or other nominee to determine the status of your account and the best way to tender your Common Shares. If you have any questions related to the status of your registered account (and how that status impacts how you may tender your Common Shares), please call the Information Agent at (877) 373-2522.

Brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system.

If you want to tender your Common Shares but you cannot comply with the procedure for book-entry transfer prior to the Expiration Date or your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Common Shares if you comply with the guaranteed delivery procedure described in Section 3.

You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is on the back cover page of this Offer to Purchase. See Section 3 and the instructions to the Letter of Transmittal.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering shareholder. Common Shares will be deemed tendered only when all required documents are received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR COMMON SHARES, YOU MUST DELIVER THE LETTER OF TRANSMITTAL, OR AN AGENT’S MESSAGE (AS DEFINED BELOW) IN LIEU OF THE LETTER OF TRANSMITTAL, AND OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. ANY DOCUMENTS DELIVERED TO THE TRUST, THE DEALER MANAGER, THE INFORMATION AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Has the Board of Trustees or UDF adopted a position on the Offer?

Our Board of Trustees has authorized the Offer. However, none of the Trust, any member of our Board of Trustees, the Dealer Manager, the Paying Agent, the Information Agent, the Depositary or any of their respective affiliates has made, or is making, any recommendation to you as to whether you should tender or refrain from tendering your Common Shares. You must make your own decision as to whether to tender your Common Shares and how many Common Shares to tender. In doing so, you should read carefully the information in or incorporated by reference in this Offer to Purchase and the related Letter of Transmittal, including the purposes and effects of the Offer. You are urged to discuss your decision with your tax advisor, financial advisor and/or broker, dealer, commercial bank, trust company or other nominee. See Section 2.

Do UDF’s trustees or executive officers intend to tender their Common Shares in the Offer?

None of our trustees or executive officers intends to tender any of his or her Common Shares in the Offer.

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What happens if more than 1,707,317 Common Shares are tendered in the Offer?

Upon the terms and subject to the conditions of the Offer, if the number of Common Shares properly tendered and not properly withdrawn prior to the Expiration Date exceeds 1,707,317, we will purchase Common Shares:

•	First, from all holders of “odd lots” of less than 100 Common Shares who properly tender all of their Common Shares and do not properly withdraw them prior to the Expiration Date; and

•	Second, from all other shareholders who properly tender Common Shares and do not properly withdraw them prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Common Shares, until we have purchased Common Shares resulting in an aggregate purchase price of $35 million. See Sections 1, 3 and 4.

Because of the “odd lot” priority and proration provisions described above, it is possible that we will not purchase all of the Common Shares that you tender.

If I own fewer than 100 Common Shares and I tender all of my Common Shares, will I be subject to proration?

If you own, beneficially or of record, fewer than 100 Common Shares in the aggregate, you properly tender all of these Common Shares prior to the Expiration Date and you complete the section entitled “Odd Lots” in the Letter of Transmittal, and if applicable, in the Notice of Guaranteed Delivery, and all conditions to the Offer are satisfied or waived, we will purchase all of your Common Shares without subjecting them to proration. See Section 1.

Once I have tendered Common Shares in the Offer, can I withdraw my tender?

Yes. You may withdraw your tendered Common Shares at any time prior to the Expiration Date. In addition, unless we have already accepted your tendered Common Shares for payment, you may withdraw your tendered Common Shares at any time after 12:01 a.m., New York City time, on July 31, 2014. See Section 4.

How do I withdraw Common Shares previously tendered?

To properly withdraw Common Shares registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Common Shares), you must deliver (by regular mail, overnight courier, hand delivery or by a manually signed facsimile signature), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal as discussed in more detail in Section 4. Some additional requirements apply if your Common Shares have been tendered under the procedure for book-entry transfer set forth in Section 3. If you have tendered your Common Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct that nominee to arrange for the timely withdrawal of your Common Shares. See Section 4.

What will happen if I do not tender my Common Shares?

Shareholders who do not participate in the Offer will retain their Common Shares and, if the Trust completes the Offer, their relative ownership interest in the Trust will automatically increase. See Section 2.

When and how will UDF pay for my tendered Common Shares that are accepted for payment pursuant to the Offer?

We will announce the preliminary results of the Offer, including preliminary information about any expected proration and pay the Purchase Price, net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, for the Common Shares we accepted for payment promptly after the Expiration Date. In the event of proration, however, because of the difficulty in determining the number of Common Shares properly tendered and not properly withdrawn, and because of the odd lot procedure described herein, we expect it may take up to five business days after the Expiration Date to calculate the final proration factor and begin paying for Common Shares accepted for payment. We will pay for the Common Shares accepted for payment by depositing the aggregate purchase price in cash with the Paying Agent promptly after the Expiration Date. The Paying Agent will act as your agent and will transmit to you the payment for all of your Common Shares accepted for payment pursuant to the Offer. See Section 5.

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What will happen to my fractional Common Shares in connection with the Offer?

We are not offering to purchase, and will not accept, any fractional shares in the Offer. If you currently own fractional Common Shares, you will continue to own them until they are redeemed for cash by the Trust as described in Section 10.

What is the market price for the Common Shares?

On June 4, 2014, the Common Shares were listed on the NASDAQ and began trading under the symbol “UDF.” Because June 4, 2014 was the first day on which the Common Shares were traded on the NASDAQ, we cannot provide a market price for the Common Shares prior to the commencement of the Offer. Tendering shareholders whose Common Shares are accepted for payment will lose the opportunity to trade such Common Shares and the chance to participate in any future third-party acquisition of the Trust. The trading price of our Common Shares on the NASDAQ may be higher or lower than the Purchase Price. Shareholders are urged to obtain current market quotations for the Common Shares before deciding whether to tender their Common Shares. See Section 7.

Will I have to pay brokerage fees and commissions if I tender my Common Shares?

If you are a holder of record of your Common Shares and you tender your Common Shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Common Shares through a broker, dealer, commercial bank, trust company or other nominee and that nominee tenders Common Shares on your behalf, that nominee may charge you a fee for doing so. We urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any such charges will apply. See Section 3.

What is the accounting treatment of the Offer?

The purchase of Common Shares pursuant to the Offer will result in a reduction of our shareholders’ equity in an amount equal to the aggregate purchase price of the Common Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding. See Section 2.

Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?

We are not aware of any approval or other action by any governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Common Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Common Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Common Shares are subject to the satisfaction of certain conditions. See Sections 6 and 12.

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What are the U.S. federal income tax consequences if I tender my Common Shares?

Generally, if you are a U.S. Holder (as defined in Section 13), the receipt of cash from us in exchange for the Common Shares you tender in the Offer will be a taxable event for U.S. federal income tax purposes. The receipt of cash for your tendered Common Shares will generally be treated for U.S. federal income tax purposes either as consideration received in respect of a sale or exchange of the Common Shares purchased or as a distribution by UDF in respect of the Common Shares. If you are a Non-U.S. Holder (as defined in Section 13), you may be subject to income or withholding taxes upon the disposition of Common Shares pursuant to the Offer. UDF intends to withhold at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, on all payments to Non-U.S. Holders. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if its sale of Common Shares pursuant to the Offer satisfies the requirements for sale or exchange treatment as described in Section 13 or the Non-U.S. Holder is otherwise able to establish that no tax or a reduced amount of tax is due.

All shareholders should review the discussion in Sections 3 and 13 regarding certain U.S. federal income tax consequences and consult their own tax advisor regarding the tax consequences of the Offer.

Will I have to pay a stock transfer tax if I tender my Common Shares?

Generally, we will pay all stock transfer taxes unless payment is made to, or if Common Shares not tendered or accepted for payment are to be registered in the name of, someone other than the registered holder. See Section 5.

Following the Offer, will the Trust continue as a public trust?

Yes. It is a condition of our obligation to purchase Common Shares pursuant to the Offer that, as a result of the consummation of the Offer, there not be a reasonable likelihood that there will result an “effect” specified in subsection (a)(3)(ii)(A) of Rule 13e-3 of the Exchange Act, or that the Common Shares will be delisted from the NASDAQ as specified in subsection (a)(3)(ii)(B) of Rule 13e-3 of the Exchange Act, or will be eligible for deregistration under the Exchange Act. See Sections 2, 6 and 11.

Whom do I contact if I have questions about the Offer?

Questions and requests for assistance and additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents may be directed to the Information Agent at the telephone number and address set forth on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to shareholders additional copies of these materials at the Trust’s expense. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

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FORWARD-LOOKING STATEMENTS

This Offer to Purchase and the documents incorporated by reference herein may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “estimate,” “will,” “may,” “could,” “would” and “should” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Trust’s control. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date the statements were made. There are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:

•	our ability to complete this Offer;

•	the price at which our Common Shares may trade on the NASDAQ, which may be higher or lower than the Purchase Price;

•	the number of Common Shares acquired in this Offer;

•	the cost of any indebtedness incurred to fund this Offer;

•	changes in general economic conditions, the real estate market and the credit market;

•	increases in development costs that may exceed estimates;

•	development delays;

•	increases in interest rates, residential lot take down or purchase rates;

•	our borrowers’ inability to sell residential lots;

•	potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows;

•	economic fluctuations in Texas, where our investments are geographically concentrated;

•	retention of our senior management team;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs;

•	the availability of capital and financing;

•	restrictive covenants in our credit facilities; and

•	our ability to remain qualified as a REIT.

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The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, and other documents of the Trust on file with or furnished to the SEC. Any forward-looking statements made in this Offer to Purchase are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by UDF will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, UDF or its business or operations. Except as required by law, UDF undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

INTRODUCTION

To the Shareholders of United Development Funding IV:

United Development Funding IV invites its shareholders to tender their common shares of beneficial interest of the Trust, par value $0.01 per share, for purchase by the Trust. Upon the terms and subject to the conditions of this Offer to Purchase and the related Letter of Transmittal, we are offering to purchase up to 1,707,317 Common Shares at the Purchase Price of $20.50 per Common Share, net to the tendering shareholders in cash, less any applicable withholding taxes and without interest.

The Offer will expire on July 2, 2014, at 12:01 a.m., New York City time, unless the Offer is extended or withdrawn (such date and time, as they may be extended, the “Expiration Date”). You may tender all or a portion of your Common Shares. You also may choose not to tender any of your Common Shares. To tender your Common Shares, you must follow the procedures described in this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

All Common Shares purchased pursuant to the Offer will be purchased at the same Purchase Price. However, because of the “odd lot” priority and proration provisions described in this Offer to Purchase, all of the Common Shares tendered may not be purchased if more than 1,707,317 Common Shares are properly tendered and not properly withdrawn.

Only Common Shares properly tendered and not properly withdrawn will be eligible to be purchased. Common Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. We are not offering to purchase, and will not accept, any fractional shares in the Offer. See Sections 3 and 4.

THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF COMMON SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 6.

ALTHOUGH OUR BOARD OF TRUSTEES HAS AUTHORIZED THE OFFER, NONE OF THE TRUST, ANY MEMBER OF OUR BOARD OF TRUSTEES, THE DEALER MANAGER, THE PAYING AGENT, THE INFORMATION AGENT, THE DEPOSITARY (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR COMMON SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND HOW MANY COMMON SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.

Upon the terms and subject to the conditions of the Offer, if 1,707,317 or fewer Common Shares are properly tendered and not properly withdrawn, we will buy all Common Shares properly tendered and not properly withdrawn. Upon the terms and subject to the conditions of the Offer, if the number of Common Shares properly tendered and not properly withdrawn prior to the Expiration Date exceeds 1,707,317, we will purchase Common Shares:

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•	First, from all holders of “odd lots” of less than 100 Common Shares who properly tender all of their Common Shares, and do not properly withdraw them prior to the Expiration Date; and

•	Second, from all other shareholders who properly tender Common Shares and do not properly withdraw them prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Common Shares, until we have purchased Common Shares resulting in an aggregate purchase price of $35 million. See Sections 1, 3 and 4.

Because of the “odd lot” priority and proration provisions described above, we may not purchase all of the Common Shares that you tender. See Section 1.

The Purchase Price will be paid in cash, less any applicable withholding taxes and without interest, to tendering shareholders for all Common Shares purchased. Tendering shareholders who hold Common Shares registered in their own name and who tender their Common Shares directly to DST Systems, Inc., the Depositary for the Offer, will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Section 5 hereof, stock transfer taxes on the purchase of Common Shares by us pursuant to the Offer. Shareholders holding Common Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee are urged to consult their broker, dealer, commercial bank, trust company or other nominee to determine whether any charges may apply if shareholders tender Common Shares through such nominees and not directly to the Depositary. See Section 3.

Also, any tendering shareholder or other payee who is a U.S. Holder (as defined in Section 13) and who fails to timely complete, sign and return to the Depositary the Internal Revenue Service (“IRS”) Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder pursuant to the Offer. See Section 3. Also, see Section 13 regarding certain U.S. federal income tax consequences of the Offer.

We will pay the reasonable fees and expenses incurred in connection with the Offer by Realty Capital Securities, LLC, the Dealer Manager, DST Systems, Inc., the Depositary, DST Systems, Inc., the Paying Agent, and American National Stock Transfer, LLC, the Information Agent. See Section 15.

Immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014, there were 32,325,459 Common Shares issued and outstanding. Assuming the Offer is fully subscribed, we will purchase 1,707,317 Common Shares, which represents approximately 5.28% of the total number of Common Shares issued and outstanding as of immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014. See Section 1.

On June 4, 2014, the Common Shares were listed on the NASDAQ and began trading under the symbol “UDF.” Because June 4, 2014 was the first day on which the Common Shares were traded on the NASDAQ, we cannot provide a market price for the Common Shares prior to the commencement of the Offer. Tendering shareholders whose Common Shares are accepted for payment will lose the opportunity to trade such Common Shares and the chance to participate in any future third-party acquisition of the Trust. The trading price of our Common Shares on the NASDAQ may be higher or lower than the Purchase Price. Shareholders are urged to obtain current market quotations for the Common Shares before deciding whether to tender their Common Shares. See Section 7.

References in this Offer to Purchase to “dollars” and “$” are to the lawful currency of the United States of America.

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THE OFFER

1.	Number of Common Shares; Purchase Price; Proration.

General. We are offering to purchase for cash up to 1,707,317 Common Shares at a Purchase Price of $20.50 per Common Share, net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer.

The Offer will expire on the Expiration Date, unless the Offer is extended or withdrawn. You may tender all or a portion of your Common Shares. You also may choose not to tender any of your Common Shares. To tender your Common Shares you must follow the procedures described in the Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

Only Common Shares properly tendered and not properly withdrawn will be purchased. However, because of the “odd lot” priority and proration provisions of the Offer, all of the Common Shares tendered will not be purchased if more than 1,707,317 Common Shares are properly tendered and not properly withdrawn. All Common Shares tendered and not purchased in the Offer, including Common Shares not purchased because of proration, will be returned to the tendering shareholders at our expense promptly following the Expiration Date.

We are not offering to purchase, and will not accept, any fractional Common Share in the Offer.

If we (a) increase or decrease the price that may be paid for the Common Shares, (b) increase the maximum number of Common Shares that we may purchase in the Offer by more than 2% of our outstanding Common Shares or (c) decrease the number of Common Shares that we may purchase in the Offer, then the Offer must remain open for at least 10 business days following the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 14.

Common Shares acquired pursuant to the Offer will be acquired by UDF free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Common Shares to shareholders of record on or prior to the date on which the Common Shares are accepted for payment pursuant to the Offer shall be for the account of such shareholders. Beginning with the June 2014 distribution (which will relate to the period from May 1, 2014 to June 16, 2014), the Trust will begin paying distributions on or around the 25th day of each month to shareholders of record as of close of business on or around the 15th day of such month at a distribution rate equal to $1.64 per share per annum. The Trust believes that this rate is competitive with its publicly traded peers and is consistent with the Trust’s goal to maximize total shareholder value. The Trust expects to pay the June 2014 distribution on June 25, 2014 to shareholders of record as of the close of business on June 16, 2014. Shareholders of record as of the close of business on June 16, 2014 who tender Common Shares in the Offer will be eligible to receive the June 2014 distribution. Shareholders of record as of the close of business on June 16, 2014 whose Common Shares are not tendered or not accepted for payment or paid for will also receive the June 2014 distribution. See Section 7.

The Offer is not conditioned upon the receipt of financing or any minimum number of Common Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

Priority of Purchases. Upon the terms and subject to the conditions of the Offer, if the number of Common Shares properly tendered and not properly withdrawn prior to the Expiration Date exceeds 1,707,317:

•	First, we will purchase all Common Shares tendered by any Odd Lot Holder (as defined below) who:

•	properly tenders and does not properly withdraw all Common Shares owned beneficially or of record by the Odd Lot Holder (tenders of less than all of the Common Shares owned by an Odd Lot Holder will not qualify for this preference); and

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•	completes the section entitled “Odd Lots” in the Letter of Transmittal or an Agent’s Message (as defined below) and, if applicable, in the Notice of Guaranteed Delivery.

•	Second, we will purchase all other Common Shares properly tendered and not properly withdrawn at the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Common Shares, as described below, until we have purchased Common Shares resulting in an aggregate purchase price of $35 million.

As a result of the foregoing priorities applicable to the purchase of Common Shares tendered, it is possible that all of the Common Shares that a shareholder tenders in the Offer may not be purchased.

Odd Lots. The term “odd lots” means all Common Shares properly tendered prior to the Expiration Date and not properly withdrawn by any person who owned, beneficially or of record, a total of fewer than 100 Common Shares and so certified in the appropriate place on the Letter of Transmittal, or an Agent’s Message (as defined below) in lieu of the Letter of Transmittal, and, if applicable, on the Notice of Guaranteed Delivery (an “Odd Lot Holder”). To qualify for this preference, an Odd Lot Holder must tender all Common Shares owned by the Odd Lot Holder in accordance with the procedures described in Section 3. Odd lots will be accepted for payment before any proration of the purchase of other tendered Common Shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Common Shares in the aggregate, even if these holders have separate accounts representing fewer than 100 Common Shares. By tendering in the Offer, an Odd Lot Holder who holds Common Shares in his or her name and tenders such Common Shares directly to the Depositary would not only avoid the payment of brokerage commissions, but also would avoid any applicable odd lot discounts in a sale of the holder’s Common Shares. Any Odd Lot Holder wishing to tender all of his, her or its Common Shares pursuant to the Offer should complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

Proration. If proration of tendered Common Shares is required, the Paying Agent will determine the proration factor promptly following the Expiration Date. Subject to adjustment to avoid the purchase of fractional Common Shares, proration for each shareholder tendering Common Shares (other than Odd Lot Holders) will be based on the ratio of the number of Common Shares properly tendered and not properly withdrawn by the shareholder to the total number of Common Shares properly tendered and not properly withdrawn by all shareholders (other than Odd Lot Holders). Because of the difficulty in determining the number of Common Shares properly tendered and not properly withdrawn, and because of the odd lot procedure described above, we do not expect that we will be able to announce the final proration factor or commence payment for any Common Shares purchased pursuant to the Offer until up to five business days after the Expiration Date. We will announce the preliminary results of the Offer, including any expected proration, promptly after the Expiration Date, and we will publicly announce the final results of the Offer promptly after they are determined. After the Expiration Date, shareholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their broker, dealer, commercial bank, trust company or other nominee. The Paying Agent will pay for those tendered Common Shares accepted for payment promptly after the final results of proration are determined.

As described in Section 13, the number of Common Shares that we will purchase from a shareholder pursuant to the Offer may affect the U.S. federal income tax consequences of the purchase to the shareholder and, therefore, may be relevant to a shareholder’s decision whether to tender Common Shares.

This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the Common Shares and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees and similar persons whose names, or the names of whose nominees, appear on UDF’s shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Common Shares.

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2.	Purpose of the Offer; Certain Effects of the Offer.

In considering the Offer, the Board of Trustees reviewed, with the assistance of management and outside advisors, the Trust’s results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors the Board of Trustees deemed relevant. Following such review, the Board of Trustees determined that the Offer is a prudent use of the Trust’s financial resources and an efficient way to return capital to shareholders who wish to receive cash for all or a portion of their Common Shares. The Offer provides shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Common Shares, without the usual transaction costs associated with market sales. In addition, shareholders who wish to achieve a greater percentage of equity ownership in the Trust will be able to do so by not tendering their Common Shares in the Offer. If the Trust completes the Offer, shareholders who retain all or a portion of their Common Shares will have a greater percentage ownership in UDF and its future earnings and assets, while also bearing the attendant risks associated with owning Common Shares. Furthermore, any Odd Lot Holder will avoid any applicable “odd lot” discounts that might otherwise be payable on sales of such holder’s shares if they are tendered and accepted for payment pursuant to the Offer.

After completing the Offer, we may consider various forms of share repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors our Board of Trustees deems relevant. These purchases may be made from time to time at the discretion of our management on the open market, through privately-negotiated transactions or other self-tender offers, and may be on the same terms or on terms and prices that are more or less favorable to shareholders than the terms of this Offer.

In addition, after completing the Offer, we may offer to sell the Common Shares in registered offerings or through private placements after taking into account the results of our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory and other factors our Board of Trustees deems relevant. These offerings may be made at offering prices that are different from the Purchase Price of the Offer.

Rule 13e-4 of the Exchange Act prohibits us and our affiliates from purchasing any Common Shares, other than pursuant to the Offer, until at least 10 business days following the date of termination of the Offer, except pursuant to certain limited exemptions provided in Rule 14e-5 of the Exchange Act.

ALTHOUGH OUR BOARD OF TRUSTEES HAS AUTHORIZED THE OFFER, NONE OF THE TRUST, ANY MEMBER OF OUR BOARD OF TRUSTEES, THE DEALER MANAGER, THE PAYING AGENT, THE INFORMATION AGENT, THE DEPOSITARY OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR COMMON SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND HOW MANY COMMON SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.

Shareholders who do not tender their Common Shares in the Offer and shareholders who otherwise retain an equity interest in the Trust as a result of a partial tender of Common Shares or proration will continue to be owners of the Trust. Shareholders who wish to achieve a greater percentage of equity ownership in the Trust will be able to do so by not tendering their Common Shares in the Offer. If the Trust completes the Offer, shareholders who retain all or a disproportionate portion of their Common Shares will have a greater percentage ownership in the Trust and its future earnings and assets, while also bearing the attendant risks associated with owning Common Shares.

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Shareholders may be able to sell non-tendered Common Shares in the future at a net price significantly higher or lower than the Purchase Price pursuant to the Offer. We can give no assurance as to the price at which shareholders may be able to sell Common Shares in the future. On the other hand, Common Shares tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Trust as evidenced by any Common Share price appreciation (or depreciation) and any payment of dividends and distributions on the Common Shares.

The purchase of Common Shares pursuant to the Offer will reduce our “public float” (the number of Common Shares owned by non-affiliated shareholders and available for trading in the securities markets), and is likely to reduce the number of our shareholders.

None of our trustees or executive officers or, to our knowledge, our affiliates intends to tender any of his or her Common Shares in the Offer. Therefore, the purchase of Common Shares pursuant to the Offer will increase the proportional holdings of our trustees, executive officers and affiliates. After expiration or termination of the Offer, our trustees and executive officers may, subject to applicable law and applicable policies and practices of the Trust, sell their Common Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our shareholders in the Offer.

Based on the published guidelines of the NASDAQ and the conditions of the Offer, we believe that our purchase of up to 1,707,317 Common Shares pursuant to the Offer will not result in delisting of the remaining Common Shares on the NASDAQ. The Common Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our shareholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our shareholders. We believe that our purchase of Common Shares pursuant to the Offer will not result in the deregistration of the Common Shares under the Exchange Act. The Offer is conditioned upon, among other things, our having determined in our reasonable judgment that the consummation of the Offer will not cause the Common Shares to be delisted from the NASDAQ or to be eligible for deregistration under the Exchange Act. See Section 6.

The purchase of Common Shares pursuant to the Offer will result in a reduction of our shareholders’ equity in an amount equal to the aggregate purchase price of the Common Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding.

Our Common Shares are currently “margin securities” under the rules of the Federal Reserve Board. This has the effect of, among other things, allowing brokers to extend credit to their customers using the Common Shares as collateral. We believe that, following the purchase of Common Shares pursuant to the Offer, the Common Shares will continue to be “margin securities” for purposes of the Federal Reserve Board’s margin regulations.

Except as disclosed or incorporated by reference in this Offer to Purchase, UDF currently has no plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving UDF or any of its subsidiaries;

•	any purchase, sale or transfer of a material amount of assets of UDF or any of its subsidiaries;

•	any material change in the present distribution rate or policy or capitalization of UDF;

•	any change in the present Board of Trustees or management of UDF, including, but not limited to, any plans or proposals to change the number or the term of trustees or to fill any existing vacancies on the Board of Trustees or to change any material term of the employment contract of any executive officer;

•	any other material change in UDF’s corporate structure or business;

•	any class of equity securities of UDF becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act or, in the case of our Common Shares, ceasing to be authorized for listing on the NASDAQ;

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•	the suspension of UDF’s obligation to file reports under Section 15(d) of the Exchange Act;

•	the acquisition by any person of additional securities of UDF or the disposition by any person of securities of UDF; or

•	any changes in UDF’s Declaration of Trust or Bylaws or other governing instruments or other actions that could impede the acquisition of control of UDF.

We plan to amend and restate our Declaration of Trust and Bylaws. A summary discussion of the changes to our Declaration of Trust and a form of the Third Articles of Amendment and Restatement is included in the definitive Proxy Statement filed with the SEC on May 29, 2014. We plan to seek approval of the amended and restated Declaration of Trust at our annual shareholder meeting on July 25, 2014. If the amendment and restatement of our Declaration of Trust is approved, we plan to amend and restate our Bylaws to reflect amendments related to the changes to our Declaration of Trust. The Third Articles of Amendment and Restatement and our amended and restated Bylaws will be filed as exhibits to a Current Report on Form 8-K with the SEC once they are approved and adopted.

Although we do not currently have any plans, other than as disclosed or incorporated by reference in this Offer to Purchase, that relate to or would result in any of the events discussed above, as we evaluate opportunities, we may undertake or plan actions that relate to or could result in one or more of these events. We reserve the right to change our plans and intentions at any time as we deem appropriate.

3.	Procedures for Tendering Common Shares.

Proper Tenders of Common Shares by Registered Holders. If your Common Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Common Shares), you may tender your Common Shares in the Offer by delivering (by regular mail, overnight courier or hand delivery) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, and any other required documents to the Depositary which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date. Shareholders holding their Common Shares through a broker, dealer, commercial bank, trust company or other nominee must contact their nominee to tender their Common Shares on their behalf.

Proper Tenders of Common Shares by Brokers, Dealers, Commercial Banks, Trust Companies or Other Nominees or DTC Participants. If you are a broker, dealer, commercial bank, trust company or other nominee tendering Common Shares on behalf of your client or an institution participating in DTC, you may tender Common Shares in the Offer by:

•	delivering (by regular mail, overnight courier or hand delivery) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, and any other required documents to the Depositary, which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date; or

•	tendering the applicable Common Shares electronically through DTC’s ATOP system into the Paying Agent’s account at DTC by book-entry transfer, subject to the terms and procedures of that system, prior to the Expiration Date. Brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system.

Shareholders holding Common Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee, must contact their broker, dealer, commercial bank, trust company or other nominee in order to tender their Common Shares. Shareholders who hold Common Shares through nominee shareholders are urged to consult their nominees to determine whether any charges may apply if shareholders tender Common Shares through such nominees and not directly to the Depositary.

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Odd Lot Holders must tender all of their Common Shares and also complete the section entitled “Odd Lots” in the Letter of Transmittal or an Agent’s Message (as defined below) and, if applicable, in the Notice of Guaranteed Delivery, to qualify for the preferential treatment available to Odd Lot Holders as described in Section 1.

Signature Guarantees and Method of Delivery. No signature guarantee is required if:

•	the Letter of Transmittal is signed by the registered holder of the Common Shares tendered and the holder has not completed either the section entitled “Special Delivery Instructions” or the section entitled “Special Payment Instructions” in the Letter of Transmittal; or

•	Common Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).

In all cases, payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made only after:

•	a timely confirmation of the book-entry transfer of the Common Shares into the Paying Agent’s account at DTC if Common Shares are tendered through DTC’s ATOP system, as described below, or

•	timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below), and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering shareholder. Common Shares will be deemed tendered only when all required documents are received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR COMMON SHARES, YOU MUST DELIVER THE LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. ANY DOCUMENTS DELIVERED TO THE TRUST, THE DEALER MANAGER, THE INFORMATION AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED PROPERLY TENDERED.

Book-Entry Delivery. The Paying Agent will establish an account with respect to the Common Shares for purposes of the Offer at DTC within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC’s system may make book-entry delivery of the Common Shares by causing DTC to transfer those Common Shares into the Paying Agent’s account in accordance with DTC’s ATOP system. Although delivery of Common Shares may be effected through a book-entry transfer into the Paying Agent’s account at DTC, either (a) a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined below), and any other required documents must, in any case, be transmitted to, and received by, the Depositary at its address set forth on the back cover page of this Offer to Purchase prior to the Expiration Date or (b) the guaranteed delivery procedure described below must be followed if book-entry transfer of the Common Shares cannot be effected prior to the Expiration Date.

The confirmation of a book-entry transfer of Common Shares into the Paying Agent’s account at DTC is referred to in this Offer to Purchase as a “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary.

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The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering Common Shares through DTC that such participant has received, and agrees to be bound by, the terms of the Letter of Transmittal and that UDF may enforce such agreement against that participant.

Guaranteed Delivery. If a shareholder desires to tender Common Shares in the Offer and the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, the Common Shares may still be tendered if all of the following conditions are satisfied:

•	the tender is made by or through an Eligible Institution;

•	the Depositary receives by hand, mail or overnight courier, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form UDF has provided with this Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

•	confirmation of book-entry transfer of the Common Shares into the Paying Agent’s account at DTC if you are tendering through DTC’s ATOP system, or a properly completed and duly executed Letter of Transmittal, or an Agent’s Message, and any required signature guarantees and other documents required by the Letter of Transmittal, are received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

Shareholders may contact the Information Agent or their broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is on the back cover page of this Offer to Purchase.

Return of Unpurchased Common Shares. If any tendered Common Shares are not purchased, such Common Shares will be credited to the appropriate account maintained by the tendering shareholder at DTC promptly after the expiration or termination of the Offer or the proper withdrawal of the Common Shares, without expense to the shareholder.

U.S. Federal Backup Withholding Tax. Under U.S. federal income tax laws, payments in connection with the Offer may be subject to backup withholding at the applicable statutory rate, unless the tendering shareholder provides its taxpayer identification number (employer identification number or social security number) and any other required information to the Paying Agent (as payor) and certifies under penalties of perjury, among other things, that he is not subject to backup withholding. To prevent backup withholding, each tendering shareholder that is a U.S. Holder (as defined in Section 13) should complete and sign the IRS Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid U.S. federal backup withholding tax. If a U.S. Holder does not provide the Paying Agent with the correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding tax results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.

U.S. Federal Withholding Tax on Payments to Non-U.S. Holders. Non-U.S. Holders (as defined in Section 13) may be subject to a 30% U.S. federal withholding tax on payments received pursuant to the Offer. As described in Section 13, a sale of Common Shares pursuant to the Offer may qualify for sale or exchange treatment or may constitute a taxable dividend. UDF generally will treat payments made to Non-U.S. Holders pursuant to the Offer as taxable dividends. Accordingly, in compliance with U.S. federal income tax laws, UDF will withhold 30% of the gross proceeds payable to a Non-U.S. Holder unless the holder provides UDF with (a) a properly executed IRS Form W-8BEN (or other applicable Form W-8) certifying that it is entitled to a reduced rate of withholding under an applicable tax treaty or (b) a properly executed IRS Form W-8ECI certifying that it is exempt from withholding because the payment is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if its sale of Common Shares pursuant to the Offer satisfies the requirements for sale or exchange treatment described in Section 13 or the Non-U.S. Holder is otherwise able to establish that no tax or a reduced amount of tax is due.

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Information reporting to the IRS may also apply to proceeds from the Offer.

Shareholders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

For a more complete discussion of certain U.S. federal income tax consequences to tendering shareholders, see Section 13.

Determination of Validity; Rejection of Common Shares; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the number of Common Shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Common Shares will be determined by UDF, in its sole discretion, and such determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if UDF’s determinations are challenged by shareholders. UDF reserves the absolute right to reject any or all tenders of any Common Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Trust’s counsel, be unlawful. UDF also reserves the absolute right to waive any of the conditions of the Offer prior to the Expiration Date with respect to all tendered Common Shares. UDF also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Common Shares, whether or not UDF waives similar defects or irregularities in the case of any other shareholder. No tender of Common Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or waived by UDF. UDF will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Common Shares. None of UDF, the Dealer Manager, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

Tendering Shareholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement. It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender Common Shares for such person’s own account unless, at the time of tender and at the end of the proration period or period during which Common Shares are accepted by lot, such person has a “net long position” (i.e., more Common Shares held in long positions than in short positions) in (a) a number of Common Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Common Shares for the purpose of tendering to us within the period specified in the Offer or (b) other securities immediately convertible into, exercisable for or exchangeable into a number of Common Shares (“Equivalent Securities”) that are equal to or greater than the number of Common Shares tendered and, upon the acceptance of such tender, will acquire such Common Shares by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such Common Shares so acquired for the purpose of tender to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Common Shares made pursuant to any method of delivery set forth herein will constitute the tendering shareholder’s acceptance of the terms and conditions of the Offer, as well as the tendering shareholder’s representation and warranty to us that (i) such shareholder has a “net long position” in a number of Common Shares or Equivalent Securities at least equal to the Common Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) such tender of Common Shares complies with Rule 14e-4 promulgated under the Exchange Act. Our acceptance for payment of Common Shares tendered in the Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and subject to the conditions of the Offer.

4.	Withdrawal Rights.

Common Shares tendered in the Offer may be withdrawn at any time prior to the Expiration Date. In addition, unless UDF has already accepted your tendered Common Shares for payment, you may withdraw your tendered Common Shares at any time after 12:01 a.m., New York City time, on July 31, 2014. Except as otherwise provided in this Section 4, tenders of Common Shares pursuant to the Offer are irrevocable.

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Withdrawals by Registered Holders. If your Common Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Common Shares), for a withdrawal to be effective, the Depositary must receive (by regular mail, overnight courier, hand delivery or by a manually signed facsimile transmission), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal at the Depositary’s address set forth on the back cover page of this Offer to Purchase. Any notice of withdrawal must specify the name of the tendering shareholder, the number of Common Shares to be withdrawn and the name of the registered holder of the Common Shares to be withdrawn, if different from the person who tendered the Common Shares. If you tendered your Common Shares using more than one Letter of Transmittal, you may withdraw Common Shares using either separate notices of withdrawal or a combined notice of withdrawal.

Withdrawals by Brokers, Dealers, Commercial Banks, Trust Companies or Other Nominees or DTC Participants. If you are a broker, dealer, commercial bank, trust company or other nominee tendering Common Shares on behalf of your client or an institution participating in DTC who tendered Common Shares in accordance with DTC’s ATOP system, for a withdrawal to be effective, you must comply with DTC’s procedures for withdrawal of tenders. If you tendered your Common Shares using more than one Letter of Transmittal, you may withdraw Common Shares using either separate notices of withdrawal or a combined notice of withdrawal. Holders who tendered their Common Shares to the Paying Agent through DTC’s ATOP system should electronically transmit their withdrawal through DTC’s ATOP system, subject to the terms and conditions of that system. Holders transmitting their withdrawal through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

Determination of Validity of Withdrawals. All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by us, in our sole discretion and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determinations are challenged by shareholders. We reserve the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of Common Shares by any shareholder, whether or not we waive similar defects or irregularities in the case of any other shareholder. None of UDF, the Dealer Manager, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice.

Withdrawals may not be rescinded, and any Common Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn Common Shares may be re-tendered prior to the Expiration Date by following one of the procedures described in Section 3.

If we extend the Offer, delay our purchase of Common Shares, or are unable to purchase Common Shares pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, the Paying Agent and the Depositary may, subject to applicable law, retain tendered Common Shares on our behalf, and such Common Shares may not be withdrawn, except to the extent tendering shareholders are entitled to withdrawal rights as described in this Section 4.

5.	Purchase of Common Shares and Payment of Purchase Price.

Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will accept for payment and pay an aggregate purchase price of up to $35 million for Common Shares that are properly tendered and not properly withdrawn prior to the Expiration Date. For purposes of the Offer, we will be deemed to have accepted for payment, subject to the “odd lot” priority and proration provisions of the Offer, Common Shares that are properly tendered and not properly withdrawn, only when, as and if we give oral or written notice to the Depositary and the Paying Agent of our acceptance of the Common Shares for payment pursuant to the Offer.

In accordance with the rules of the SEC, we may increase the number of Common Shares accepted for payment in the Offer by up to 2% of the outstanding Common Shares without amending or extending the Offer.

Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay the Purchase Price per Common Share for all of the Common Shares accepted for payment pursuant to the Offer promptly after the Expiration Date. In all cases, payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made promptly, taking into account any time necessary to determine any proration, but only after timely receipt by the Depositary of (a) a book-entry confirmation of the deposit of Common Shares into the Paying Agent’s account at DTC if Common Shares are tendered through DTC’s ATOP system, (b) a properly completed and duly executed Letter of Transmittal including any required signature guarantees, or an Agent’s Message and (c) any other required documents, including documents required pursuant to guaranteed delivery procedures.

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We will pay for Common Shares purchased pursuant to the Offer by depositing the aggregate purchase price for the Common Shares with the Paying Agent, which will act as agent for tendering shareholders for the purpose of receiving payment from us and transmitting payment to the tendering shareholders.

In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered Common Shares accepted for payment promptly after the Expiration Date. However, because of the difficulty in determining the number of Common Shares properly tendered and not properly withdrawn, and because of the “odd lot” procedure described above, we do not expect to be able to announce the final results of any proration or commence payment for any Common Shares purchased pursuant to the Offer until up to five business days after the Expiration Date. All Common Shares tendered and not purchased, including Common Shares not purchased due to proration, will be credited to the account maintained with DTC by the participant who delivered the Common Shares at our expense promptly after the Expiration Date or termination of the Offer.

Under no circumstances will we pay interest on the Purchase Price, even if there is any delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

We will pay all stock transfer taxes, if any, payable on the transfer to us of Common Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to the Paying Agent.

6.	Conditions of the Offer.

The Offer is not conditioned upon the receipt of financing or on a minimum number of Common Shares being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of or the payment for Common Shares tendered, subject to the rules under the Exchange Act, if at any time prior to the Expiration Date, any of the following events or circumstances shall have occurred (or shall have been reasonably determined by us to have occurred):

•	there shall have been instituted, or there shall be pending, or we shall have received notice of any action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel that directly or indirectly:

•	challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Common Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer; or

•	seeks to make the purchase of, or payment for, some or all of the Common Shares pursuant to the Offer illegal or may prohibit, restrict or result in a delay in our ability to accept for payment or pay for some or all of the Common Shares;

•	otherwise, in our reasonable judgment, could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, shareholders’ equity, financial condition, operations, results of operations or prospects of us or any of our subsidiaries or affiliates; or

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•	otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our subsidiaries or affiliates or the value of our Common Shares;

•	our acceptance for payment for, purchase of or payment for any Common Shares tendered in the Offer shall violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

•	any action shall have been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which:

•	indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Common Shares thereunder and which has not been obtained or taken, as applicable; or

•	is reasonably likely to make the purchase of, or payment for, some or all of the Common Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer;

•	is reasonably likely to delay or restrict our ability, or render us unable, to accept for payment or pay for some or all the Common Shares to be purchased pursuant to the Offer;

•	materially impairs, in our reasonable judgment, the contemplated benefits of the Offer to us;

•	seeks to impose limitations on our or our affiliates’ ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, our affiliates’ right to vote their Common Shares on all matters validly presented to our shareholders; or

•	otherwise could reasonably be expected to materially adversely affect our business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects or any of our subsidiaries or affiliates;

•	there shall have occurred any of the following:

•	any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, the declaration of a banking moratorium or any suspension of payments in respect of commercial banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by commercial banks or other lending institutions in the United States (or if existing at the time of commencement of the Offer, a material worsening thereof);

•	the commencement or escalation, on or after June 4, 2014, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism, directly or indirectly involving the United States or any jurisdiction in which UDF or any of our subsidiaries maintains an office or conducts business shall have occurred (or if existing at the time of commencement of the Offer, a material worsening thereof);

•	any change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of UDF and our subsidiaries, taken as a whole, on the value of or trading in the Common Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof); or

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•	any change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of UDF or any of our subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on UDF and our subsidiaries, taken as a whole, on the value of or trading in the Common Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof);

•	any decrease or increase of more than 10% in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index or the Standard and Poor’s 500 Composite Index measured from the close of trading on June 4, 2014;

•	a tender or exchange offer for any or all of the outstanding Common Shares (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed or we shall have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction;

•	we shall have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person (a) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Common Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Common Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before June 4, 2014), (b) who has filed a Schedule 13D or Schedule 13G with the SEC on or before June 4, 2014 has acquired or proposes to acquire, whether through the acquisition of Common Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Common Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Common Shares or (c) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries’ assets or securities;

•	any approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment;

•	we shall have determined that the consummation of the Offer and the purchase of the Common Shares pursuant to the Offer is reasonably likely to cause (a) an “effect” specified in subsection (a)(3)(ii)(A) of Rule 13e-3 of the Exchange Act, (b) the Common Shares to be delisted from the NASDAQ as specified in subsection (a)(3)(ii)(B) of Rule 13e-3 of the Exchange Act, or (c) the Common Shares to be eligible for deregistration under the Exchange Act; or

•	we shall have determined, in our reasonable judgment, that the consummation of the Offer or the purchase of Common Shares from any shareholder could jeopardize our qualification and taxation as a REIT for U.S. federal income tax purposes.

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Each of the conditions referred to above is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. However, once the Offer has expired, all of the conditions to the Offer must have been satisfied or waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time prior to the Expiration Date. Any determination by us concerning the fulfillment or non-fulfillment of the conditions described above will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determination is challenged by shareholders.

7.	Price Range of Common Shares; Distributions.

Price Range of Common Shares. On June 4, 2014, the Common Shares were listed and began trading on the NASDAQ under the symbol “UDF.” Because June 4, 2014 was the first day on which the Common Shares were traded on the NASDAQ, we cannot provide a market price for the Common Shares prior to the commencement of the Offer. The trading price of our Common Shares on the NASDAQ may be lower or higher than the Purchase Price. Shareholders are urged to obtain current market quotations for the Common Shares before deciding whether to tender their Common Shares.

Distributions. Historically, the Trust has calculated its monthly distributions based upon daily record and distribution declaration dates so that its shareholders would be entitled to be paid distributions beginning with the date on which their shares were purchased. For distributions declared for each record date in the July 2011 through April 2014 periods, our distribution rate was $1.64 per share per annum, which is equal to an annualized distribution rate of 8.2%, assuming a purchase price of $20.00 per share. The Trust paid the April 2014 distribution on May 23, 2014. Beginning with the June 2014 distribution (which will relate to the period from May 1, 2014 to June 16, 2014), the Trust will begin paying distributions on or around the 25th day of each month to shareholders of record as of close of business on or around the 15th day of such month at a distribution rate equal to $1.64 per share per annum. The Trust believes that this rate is competitive with its publicly traded peers and is consistent with the Trust’s goal to maximize total shareholder value. The Trust expects to pay the June 2014 distribution on June 25, 2014 to shareholders of record as of the close of business on June 16, 2014. Shareholders of record as of the close of business on June 16, 2014 who tender Common Shares in the Offer will be eligible to receive the June 2014 distribution. Shareholders of record as of the close of business on June 16, 2014 whose Common Shares are not tendered or not accepted for payment or paid for will also receive the June 2014 distribution.

Historically, distributions for shareholders participating in our distribution reinvestment plan (the “DRIP”) were reinvested into our Common Shares on the payment date of each distribution. On May 30, 2014, we announced the termination of the DRIP. We intend to establish a revised distribution reinvestment plan after the completion of the Offer.

The following table sets forth the total distributions, including the monthly distributions discussed above and the special distributions discussed below, paid by the Trust during the period January 1, 2012 through June 4, 2014:

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Month	Total Distributions Paid
January 2012	$993,000
February 2012	$1,053,000
March 2012	$1,049,000
April 2012	$1,203,000
May 2012	$1,760,000
June 2012	$1,439,000
July 2012	$1,509,000
August 2012	$1,685,000
September 2012	$1,821,000
October 2012	$2,633,000
November 2012	$2,119,000
December 2012	$2,186,000
January 2013	$2,385,000
February 2013	$3,350,000
March 2013	$2,353,000
April 2013	$2,772,000
May 2013	$4,058,000
June 2013	$3,800,000
July 2013	$4,143,000
August 2013	$4,381,000
September 2013	$4,391,000
October 2013	$4,260,000
November 2013	$4,412,000
December 2013	$4,280,000
January 2014	$4,435,000
February 2014	$4,444,000
March 2014	$4,020,000
April 2014	$4,466,000
May 2014	$4,335,000

The following table represents all special distributions paid by the Trust during the period from January 1, 2012 through June 4, 2014:

Authorization Date (1)	Record Date (2)	Rate (3)	Pay Date (4)
March 1, 2012	April 30, 2012	$0.05	May 18, 2012
August 15, 2012	October 1, 2012	$0.05	October 19, 2012
October 10, 2012	December 14, 2012	$0.05	February 15, 2013
March 6, 2013	April 15, 2013	$0.05	May 17, 2013

(1)	Represents the date the distribution was authorized by our Board of Trustees.

(2)	All outstanding Common Shares as of the record date receive the distribution.

(3)	Represents the distribution rate per Common Share on the record date.

(4)	Represents the date the special distribution was paid in cash and Common Shares pursuant to our DRIP.

8.	Source and Amount of Funds.

We intend to fund any purchase of Common Shares pursuant to the Offer, including the related fees and expenses, from cash on hand and borrowings under our revolving credit facilities. The Offer is not subject to a financing contingency. As of May 30, 2014, we had approximately $20.5 million of available cash and approximately $37.1 million available under the four revolving credit facilities described below.

The table below sets forth the maximum principal amount, outstanding balance, remaining available amount and collateral as of May 30, 2014 for the four revolving credit facilities that we intend to use to fund, in part, our purchase of Common Shares pursuant to the Offer.

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Facility	Maximum Principal Amount	Outstanding Balance	Remaining Available Amount	Collateral Assigned to Lender (UDF IV Loans)
UDF IV Acquisitions, L.P.	$25,000,000	$13,866,237	$11,133,763	HLL II Land Acquisitions of Texas, LP
				FH 295 LLC/CTMGT
				UDF Sinclair, LP
				High Trophy Development, LLC
				CTMGT Verandah, LLC
				BLD Scenic Loop, LLC
				Buffington Westpointe, LLC
				CTMGT Frisco Hills 1A, 1B, 1C FL-2, LLC
				CTMGT Frisco Hills 4B FL-2, LLC

UDF IV Finance VI, L.P.	$15,000,000	$3,496,822	$11,503,178	UDF IV LB I, Inc. (Robinson Ridge)
				UDF IV LB II, Inc. (Windsor Park)
				Bedford Square

UDF IV Finance VII, L.P.	$10,000,000	$508,274	$9,491,726	SH 161 Acquisitions, LP
				PH Park at BC, LP
				UDF IV LB III, Inc. (Garden Ridge)
				CTMGT Bear Creek FL-1, LLC
				UDF IV LB IV, Inc. (Belle Creek)

UDF IV Finance VIII, L.P.	$15,000,000	$10,000,000	$5,000,000	Southstar Woodcreek Developer, LLC
				CTMGT Craig Ranch, LLC
				BLD Crystal Springs, LLC
				CTMGT Terracina FL-1, LLC
				CTMGT Lakeshore, LLC
				CTMGT Canyon West FL-1, LLC
				CTMGT Waterview Estates FL-1, LLC

TOTAL	$65,000,000	$27,871,333	$37,128,667

The descriptions of the credit facilities set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed with the SEC on May 15, 2014, under the captions “Part I—Financial Information—Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements (Unaudited)—K. Notes Payable and Lines of Credit” and “Part I—Financial Information —Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Real Estate Owned and Loan Portfolio—Loan Portfolio” are incorporated by reference into this Offer to Purchase.

If the Offer is fully subscribed, we expect the aggregate purchase price for the Common Shares in the Offer, together with all related fees and expenses, to be approximately $35,162,000.

9.	Certain Information Concerning the Trust.

The Trust. UDF was organized on May 28, 2008 as a Maryland real estate investment trust. The Trust originates, purchases, participates in and holds for investment secured loans made directly by the Trust or indirectly through its affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots or mixed-use master planned residential communities, for the construction of single-family homes and for completed model homes. The Trust also makes direct investments in land for development into single-family lots, home construction and portfolios of finished lots and model homes; provides credit enhancements to real estate developers, home builders, land bankers and other real estate investors; and purchases participations in, or finances for other real estate investors the purchase of, securitized real estate loan pools and discounted cash flows secured by state, county, municipal or other similar assessments levied on real property. The Trust also may enter into joint ventures with unaffiliated real estate developers, home builders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire the same kind of secured loans or real estate investments the Trust may originate or acquire directly.

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Available Information. We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our trustees and executive officers, their remuneration, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our shareholders and filed with the SEC. We also have filed an Issuer Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC that includes additional information relating to the Offer.

These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access the Trust’s publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330.

Incorporation by Reference. The rules of the SEC allow us to “incorporate by reference” information into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us and we incorporate them by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed on April 15, 2014;

•	Definitive Proxy Statement on Schedule 14A, as filed on May 29, 2014;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed on May 15, 2014; and

•	Current Reports on Form 8-K (excluding any information furnished therein), as filed on February 5, 2014, February 24, 2014, April 4, 2014, April 28, 2014, May 5, 2014, May 23, 2014 and May 30, 2014.

Any statement contained in any document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

You may request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone number set forth on the back cover page of this Offer to Purchase.

10.	Interests of Trustees and Executive Officers; Transactions and Arrangements Concerning the Common Shares.

Common Shares Outstanding. Immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014, we had 32,325,459 Common Shares issued and outstanding. Assuming the Offer is fully subscribed, we will purchase 1,707,317 Common Shares, which will represent approximately 5.28% of the total number of Common Shares issued and outstanding as of immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014.

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Interests of Trustees and Executive Officers. Immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014, our trustees and executive officers as a group (8 persons) beneficially owned an aggregate of 146,769 Common Shares, representing 0.45% of the total number of outstanding Common Shares. None of our trustees or executive officers intends to tender any of his or her Common Shares in the Offer. After expiration or termination of the Offer, our trustees and executive officers may, subject to applicable law and applicable policies and practices of the Trust, sell their Common Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our shareholders pursuant to the Offer.

The following tables set forth (a) the aggregate number of Common Shares that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each of our current trustees and named executive officers, and by all trustees and executive officers as a group, as of immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014, and (b) the aggregate number and percentage of Common Shares that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each person who owns (to our knowledge and based on the most current Schedule 13Ds and 13Gs filed with the SEC for each such person) more than 5% of the outstanding Common Shares. For purposes of these tables, and in accordance with SEC rules, Common Shares are considered “beneficially owned” if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own Common Shares that he or she has the right to acquire within 60 days after June 4, 2014, in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated, each holder has sole voting and dispositive power over the listed Common Shares.

The business address of each of our trustees and executive officers is c/o United Development Funding IV, 1301 Municipal Way, Suite 100, Grapevine, Texas 76051.

Trustees and Executive Officers

Immediately after the listing of the Common Shares on the NASDAQ on June 4, 2014, there were 32,325,459 Common Shares issued and outstanding. The following table sets forth certain information as of June 4, 2014 regarding the beneficial ownership of our Common Shares by (a) members of our Board of Trustees, (b) our named executive officers and all of our trustees and named executive officers as a group and (c) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Shares. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. None of the Common Shares described below has been pledged as security.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Percent of Class (%)
Hollis M. Greenlaw (2)(3)	34,564	*
Phillip K. Marshall(3)	3,000	*
J. Heath Malone(3)	4,348	*
Steven J. Finkle(3)	18,799	*
David A. Hanson(3)	648	*
Cara D. Obert(3)	-	*
John R. (“Bobby”) Ray(3)	3,000	*
Stacey H. Dwyer(3)	82,410	*
All trustees and named executive officers as a group (8 persons)	146,769	0.45%

*           Represents less than 1.0% of our outstanding Common Shares.

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(1)	For purposes of this table, Common Shares indicated as being owned beneficially include Common Shares that the beneficial owner has the right to acquire within 60 days of June 4, 2014. For the purpose of computing the percentage of the outstanding shares owned by a shareholder, Common Shares that may be acquired during the 60 days following June 4, 2014 are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2)	Number of Common Shares includes (i) 10,000 Common Shares owned directly by UMT Holdings, L.P. (“UMTH”), a limited partnership of which the reporting person serves as Chief Executive Officer, Vice Chairman and partner; the reporting person disclaims beneficial ownership of the securities owned by UMTH except to the extent of his pecuniary interest therein, (ii) 17,450 shares owned directly by WAB Ltd, a limited partnership of which the reporting person is a limited partner and the general partner is WAB Genpar, LLC, a limited liability company of which the reporting person is the managing member and president, and (iii) 1,052 shares owned directly by Mojo Investments, L.P., a limited partnership of which the reporting person is the general partner.

(3)	A trustee and/or named executive officer of the Trust. The address of all trustees and named executive officers and their affiliates is c/o United Development Funding IV, 1301 Municipal Way, Suite 100, Grapevine, Texas 76051.

To our knowledge, no person beneficially owned more than 5% of the Common Shares as of June 4, 2014.

Suspension of Share Redemption Program and DRIP. As previously announced in a Current Report on Form 8-K filed on May 30, 2014, in connection with the listing of our Common Shares on the NASDAQ, we have terminated our share redemption program and DRIP.

Redemption of Fractional Shares. As previously announced in a Current Report on Form 8-K filed on May 30, 2014, the Trust has decided to eliminate all outstanding fractional Common Shares in connection with the listing of the Common Shares on the NASDAQ. The Trust has determined to eliminate all outstanding fractional Common Shares upon the completion of the Offer by paying each holder of a fractional Common Share as of the record date for the payments an amount in cash equal to the fraction of a share being repurchased multiplied by the Purchase Price in this Offer.

Recent Securities Transactions. Based on our records and on information provided to us by our trustees, executive officers, affiliates and subsidiaries, none of the Trust or any of our trustees, executive officers, affiliates or subsidiaries have effected any transactions involving our Common Shares during the 60 days prior to June 4, 2014, except for (i) the repurchase by the Trust of 2,500 Common Shares from one shareholder on May 16, 2014 pursuant to the terms of our share redemption program at an average price per share of $20.00, (ii) the purchase on May 16, 2014 by Hollis M. Greenlaw, our Chief Executive Officer and Chairman of the Board of Trustees, of approximately 2,064 Common Shares from certain shareholders who tendered their “death benefit” and “exigent” shares for redemption by the Trust at the prices determined pursuant to the terms of our share redemption program, at an average price per share of $19.18, (iii) the purchase on May 16, 2014 by Todd F. Etter, an affiliate of the Trust, of 1,950 Common Shares from certain shareholders who tendered their “death benefit” shares for redemption by the Trust at the prices determined pursuant to the terms of our share redemption program, at an average price per share of $20.00, (iv) the issuance by the Trust of approximately 85,461 Common Shares on May 23, 2014 at an issuance price per share of $20.00 to 6,764 shareholders pursuant to the terms of our DRIP, and (v) the issuance by the Trust of approximately 88,739 Common Shares on April 25, 2014 at an issuance price per share of $20.00 to 6,808 shareholders pursuant to the terms of our DRIP.

Share-Based Compensation Plans. Except as otherwise described or incorporated by reference in this Offer to Purchase or the Schedule TO, none of the Trust nor, to the best of the Trust’s knowledge, any of its affiliates, trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Trust, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

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The Trust’s equity compensation plans and registration rights agreement are described in and filed as exhibits 10.2, 10.3, 10.4 and 10.5 to the Trust’s Current Report on Form 8-K, filed with the SEC on May 30, 2014, incorporated herein by reference. The advisory agreement with our advisor is described in and filed as exhibit 10.1 to the Trust’s Current Report on Form 8-K, filed with the SEC on May 30, 2014, incorporated herein by reference.

11.	Effects of the Offer on the Market for Common Shares; Registration under the Exchange Act.

The purchase by us of Common Shares pursuant to the Offer will reduce the number of Common Shares that might otherwise be traded publicly and is likely to reduce the number of shareholders. As a result, trading of a relatively small volume of the Common Shares after consummation of the Offer may have a greater impact on trading prices than would be the case prior to consummation of the Offer.

We believe that there will be a sufficient number of Common Shares outstanding and publicly traded following completion of the Offer to ensure a continued trading market for the Common Shares. Based upon published guidelines of the NASDAQ, we do not believe that our purchase of Common Shares pursuant to the Offer will cause the remaining outstanding Common Shares to be delisted from the NASDAQ. The Offer is conditioned upon, among other things, our determination that the consummation of the Offer and the purchase of Common Shares pursuant to the Offer is not reasonably likely to cause (a) an “effect” specified in subsection (a)(3)(ii)(A) of Rule 13e-3 of the Exchange Act, (b) the Common Shares to be delisted from the NASDAQ as specified in subsection (a)(3)(ii)(B) of Rule 13e-3 of the Exchange Act, or (c) the Common Shares to be eligible for deregistration under the Exchange Act. See Section 6.

Our Common Shares are currently “margin securities” under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit to their customers using such Common Shares as collateral. We believe that, following the purchase of Common Shares pursuant to the Offer, the Common Shares will continue to be “margin securities” for purposes of the Federal Reserve Board’s margin rules and regulations.

The Common Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our shareholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our shareholders. We believe that our purchase of Common Shares pursuant to the terms of the Offer will not result in the Common Shares being deregistered under the Exchange Act.

12.	Certain Legal Matters; Regulatory Approvals.

We are not aware of the applicability of any anti-trust laws in connection with the Offer. We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Common Shares as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Common Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Common Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Common Shares are subject to the satisfaction of certain conditions. See Section 6.

13.	Certain U.S. Federal Income Tax Consequences.

The following is a discussion of certain U.S. federal income tax consequences of the Offer to beneficial owners whose Common Shares are tendered and accepted for payment pursuant to the Offer. This discussion deals only with Common Shares held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). Because this discussion is a general summary, it does not address all of the tax consequences that may be relevant to particular shareholders in light of their particular circumstances, or to shareholders subject to special rules, including, without limitation, pass-through entities (including partnerships and S corporations for U.S. federal income tax purposes) and investors in such entities, banks or other financial institutions, brokers, dealers or traders in securities or commodities, insurance companies, expatriates, mutual funds, regulated investment companies, REITs, cooperatives, controlled foreign corporations, passive foreign investment companies, foreign governments, tax-exempt organizations, persons who are subject to the alternative minimum tax, persons who hold Common Shares as a position in a “straddle” or as part of a “hedging” or “conversion” transaction, shareholders that have a functional currency other than the U.S. dollar, or persons who acquired their Common Shares upon the exercise of stock options or otherwise as compensation. This summary also does not address any state, local, non-U.S. or other tax consequences of participating in the Offer.

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This discussion is based upon the provisions of the Code, U.S. Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions and interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those described below. This discussion does not address any state, local or foreign tax consequences, or any U.S. federal tax consequences other than U.S. federal income tax consequences.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OFFER. HOLDERS OF COMMON SHARES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION OF AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS) OF PARTICIPATING IN THE OFFER.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of Common Shares that, for U.S. federal income tax purposes, is (a) a citizen or individual resident of the United States, (b) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or has a valid election in effect under application U.S. Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial holder of Common Shares that is not a partnership for U.S. federal income tax purposes and that is not a U.S. Holder.

U.S. Holders. An exchange of Common Shares for cash by a U.S. Holder pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. The U.S. federal income tax consequences to a U.S. Holder may vary depending upon the U.S. Holder’s particular facts and circumstances. If, as described below, an exchange of Common Shares for cash by a U.S. Holder pursuant to the Offer is treated as a sale or exchange of such Common Shares for U.S. federal income tax purposes, the U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Common Shares purchased by UDF. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Shares at the time of the exchange exceeds one year. Specific limitations may apply to the deductibility of capital losses by a U.S. Holder.

An exchange of Common Shares for cash by a U.S. Holder pursuant to the Offer will be treated as a sale or exchange for U.S. federal income tax purposes if the exchange (i) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, (ii) is a “substantially disproportionate” redemption with respect to the U.S. Holder, or (iii) is a “complete redemption” of all the stock of UDF owned by the U.S. Holder. In determining whether any of these tests has been met, a U.S. Holder generally must take into account not only Common Shares it actually owns, but also Common Shares it constructively owns as determined under section 318 of the Code (including Common Shares that may be acquired through options that it owns or Common Shares held by certain members of the U.S. Holder’s family).

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An exchange of Common Shares for cash by a U.S. Holder pursuant to the Offer will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s stock interest in UDF. Whether such a meaningful reduction of the U.S. Holder’s stock interest in UDF results will depend on the U.S. Holder’s particular facts and circumstances. If, as a result of an exchange of Common Shares for cash pursuant to the Offer, a U.S. Holder whose relative stock interest in UDF is minimal (e.g., less than 1%) and who exercises no control over the corporate affairs of UDF suffers any reduction in its proportionate stock interest in UDF (including any Common Shares constructively owned), the U.S. Holder generally should be regarded as having suffered a meaningful reduction in its stock interest in UDF. U.S. Holders who intend to qualify for sale treatment by demonstrating that the proceeds received from UDF are “not essentially equivalent to a dividend” are strongly urged to consult their tax advisors because this test will be met only if the reduction in such holder’s proportionate interest in USF is “meaningful” given the particular facts and circumstances of such U.S. Holder in the context of the Offer. In particular, depending on the total number of shares purchased pursuant to the Offer, it is possible that a tendering U.S. Holder’s percentage interest in the Trust (taking into account any interest attributable to shares constructively owned by the shareholder as a result of the ownership of options or otherwise) could increase even though the total number of shares held by such shareholder decreases.

Satisfaction of the “substantially disproportionate” test or “complete redemption” test is dependent upon satisfaction of the respective objective tests set forth in section 302(b)(2) and section 302(b)(3) of the Code. An exchange of Common Shares for cash by a U.S. Holder pursuant to the Offer will satisfy the “substantially disproportionate” test if (a) the percentage of the outstanding voting stock of UDF actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding voting stock of UDF (including Common Shares) actually and constructively owned by the U.S. Holder immediately before the exchange, (b) the percentage of the outstanding Common Shares of UDF actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding Common Shares of UDF actually and constructively owned by the U.S. Holder immediately before the exchange, and (c) immediately following the exchange, the U.S. Holder actually and constructively owns less than 50% of the total combined voting power of UDF.

An exchange of Common Shares for cash by a U.S. Holder pursuant to the Offer will result in a “complete redemption” if either (i) all of the UDF stock actually and constructively owned by the U.S. Holder is exchanged for cash pursuant to the Offer or (ii) all of the UDF stock actually owned by the U.S. Holder is exchanged for cash pursuant to the Offer and the U.S. Holder timely and properly waives the attribution of UDF shares constructively owned by the U.S. Holder in accordance with the procedures described in section 302(c)(2) of the Code and the Treasury Regulations promulgated thereunder. Any shareholder desiring to waive such constructive ownership of shares should consult a tax advisor about the applicability of Section 302(c)(2) of the Code.

U.S. Holders should be aware that an acquisition or disposition of shares as part of a plan that includes the U.S. Holder’s tender of shares pursuant to the Offer should be taken into account in determining whether any of the foregoing tests is satisfied. In addition, contemporaneous acquisitions or dispositions of Common Shares by a U.S. Holder or related parties or entities may be deemed to be part of a single integrated transaction and may be taken into account in determining the tax treatment of the Offer to a U.S. Holder. Shareholders are urged to consult their own tax advisors with regard to whether acquisitions from or sales to third parties and a tender may be so integrated. We cannot predict whether or the extent to which the Offer may be over-subscribed. If the Offer is over-subscribed, proration of tenders pursuant to the Offer will cause us to accept fewer Common Shares than are tendered. Shareholders should be aware that their ability to satisfy any of the foregoing tests may be affected by proration pursuant to the Offer. Therefore, a U.S. Holder can be given no assurance that a sufficient number of such U.S. Holder’s Common Shares will be purchased pursuant to the Offer to ensure that such purchase will be treated as a sale or exchange, rather than as a dividend, for U.S. federal income tax purposes pursuant to the rules discussed above.

If a U.S. Holder’s exchange of Common Shares for cash pursuant to the Offer does not constitute a sale or exchange for U.S. federal income tax purposes, the receipt of cash by such U.S. Holder pursuant to the Offer will be treated as a distribution with respect to such U.S. Holder’s Common Shares. The distribution will be treated as a dividend to the U.S. Holder to the extent of the U.S. Holder’s share of UDF’s current and accumulated earnings and profits if any, as determined under U.S. federal income tax principles. Such a dividend would be includible in the U.S. Holder’s gross income without reduction for the tax basis of the Common Shares exchanged in the Offer and no current loss (if any) would be recognized. To the extent that the amount of the distribution exceeds UDF’s current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the U.S. Holder’s adjusted tax basis in its Common Shares tendered in the Offer and any remaining portion will be taxable as capital gain. To the extent that a tendering U.S. Holder’s tax basis in its redeemed Common Shares exceeds the amount treated as a tax-free return of capital as previously described, such excess will generally be added to the tax basis of any Common Shares retained by the U.S. Holder. Any capital gain will be long-term capital gain if the U.S. Holder’s holding period for the Common Shares at the time of the exchange exceeds one year. Because we are a REIT for U.S. federal income tax purposes, dividend income received by a shareholder will generally be taxed at ordinary income rates. Dividend income from us will generally not be eligible for the preferential tax rate on “qualified dividend income” received by shareholders taxed at individual rates from domestic C corporations and certain qualified foreign corporations, except to the extent such dividend income is attributable to dividends received by us from certain non-REIT corporations or to income upon which we have paid corporate income tax. Additionally, dividends received by shareholders who are corporations will not qualify for the dividends received deduction generally available to corporations.

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U.S. Holders that are individuals, estates or certain trusts will generally be subject to an additional 3.8% tax on the lesser of (a) such person’s “net investment income” in the case of an individual, or undistributed “net investment income” in the case of a estate or trust, for the taxable year and (b) the excess of such person’s modified adjusted gross income in the case of an individual or adjusted gross income in the case of an estate or trust, for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to Common Shares, unless such income or gain is derived in the ordinary course of the conduct of such U.S. Holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Non-U.S. Holders. The U.S. federal income tax treatment of a Non-U.S. Holder’s exchange of Common Shares for cash pursuant to the Offer will depend on whether such Non-U.S. Holder is treated as having sold the Common Shares or as having received a distribution in respect of such Common Shares. The appropriate treatment of the exchange of Common Shares will be determined in the same manner as described above with respect to a U.S. Holder.

If the exchange of Common Shares for cash is treated as a sale or exchange, Non-U.S. Holders generally will not be subject to U.S. federal income tax (and would be eligible to obtain a refund of any amounts withheld as described below) on gain recognized on the sale of Common Shares provided that:

(a)         the gain is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if certain tax treaties apply is not attributable to a permanent establishment in the U.S. maintained by Non-U.S. Holder);

(b)        the Non-U.S. Holder is an individual who holds the Common Shares as a capital asset and is not present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met; and

(c)       (i)        UDF is “domestically controlled,” which for these purposes means that less than 50% in the value of our Common Shares is held directly or indirectly by foreign persons during a specified testing period and no portion of the consideration is attributable to gain from sales or exchanges by us of United State real property interests; or

    (ii)      our Common Shares are “regularly traded” on an established securities market and the tendering Non-U.S. Holder has not held more than 5% of our outstanding Common Shares during a specified testing period.

We believe that we are domestically controlled and do not expect that any portion of the consideration will be attributable to gain from sales or exchanges of United States real property interests. In addition, despite the recent listing of our Common Shares on the NASDAQ, we believe it is likely that our Common Shares will be treated as “regularly traded” on an established securities market at the time we purchase Common Shares pursuant to the Offer. Notwithstanding the preceding, there can be no guarantee that we will be domestically controlled or our Common Shares will be “regularly traded” at the time we purchase Common Shares pursuant to the Offer. Furthermore, there can be no assurance that a portion of the consideration paid in exchange for Common Shares pursuant to the Offer will not be attributable to the sale or exchange by us of United States real property interests.

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If the gain on exchange of our Common Shares were subject to U.S. income tax, a Non-U.S. Holder would be taxed on that gain in the same manner as U.S. Holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Additionally, we may be required to withhold a portion of the gross amount of cash payable to a Non-U.S. Holder and remit this amount to the IRS on behalf of the Non-U.S. Holder. As discussed below, for withholding purposes, we do not intend to treat the exchange of Common Shares for cash as a sale or exchange, but will treat the entire distribution as an ordinary dividend subject to a 30% withholding tax.

If the exchange of Common Shares for cash by a Non-U.S. Holder is treated as a distribution with respect to Common Shares (and not a sale or exchange), that is not designated by us as a capital gain dividend and not attributable to gain from our sale or exchange of United States real property interests, such distribution will be treated as a dividend of ordinary income to the extent it is made out of our current or accumulated earnings and profits. Such a dividend distribution will be subject to withholding of U.S. federal income tax at a 30% rate unless reduced or eliminated by an applicable income tax treaty or such dividend is effectively connected with a U.S. trade or business. If such dividend is treated as effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder, the Non-U.S. Holder generally will be subject to tax at the graduated rates applicable to ordinary income in the same manner as U.S. Holders. In addition, in the case of a Non-U.S. Holder that is a corporation such dividends may be subject to a 30% branch profits, subject to reduction or elimination pursuant to an applicable income tax treaty. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Holder’s Common Shares exchanged in the Offer. To the extent that such distributions exceed the adjusted tax basis of the Non-U.S. Holders Common Shares exchanged in the Offer, the distributions will give rise to tax if such Non-U.S. Holder would otherwise be subject to tax on any gain from the “sale or exchange” of the Common Shares pursuant to the Offer as previously described above.

Distributions that are not treated as a sale or exchange for Common Shares, and that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to tax. Distributions on (and not in exchange for) Common Shares that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) generally will be taxable to a Non-U.S. Holder as if such gain were effectively connected with the conduct by such Non-U.S. Holder of a U.S. trade or business. Non-U.S. Holders would be taxed at capital gains rates applicable to U.S. Holders, and would be subject to applicable alternative minimum tax (including a special alternative minimum tax in the case of a nonresident alien individual). In addition, in the case of a Non-U.S. Holder that is a corporate non-U.S. Holder, a 30% branch profits may apply. Furthermore, we would be required to withhold at a rate of 35% of any portion of a distribution that is attributable to the sale of U.S. real property interests. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld to the extent it exceeds its actual U.S. tax liability. Notwithstanding the preceding, a capital gain dividend from a REIT is not treated as effectively connected with respect to a Non-U.S. Holder if (a) the dividend is received with respect to a class of stock that is regularly traded on an established securities market in the U.S. and (b) such Non-U.S. Holder does not own more than 5% of the shares at any time during the one year period ending on the date of the exchange pursuant to the Offer. As previously noted, although there can be no guarantee, we believe it is likely that our Common Shares will be treated as regularly traded on an established securities market in the United States at the time we purchase Common Shares pursuant to the Offer, and therefore, we anticipate that this exception will apply to the extent that any of our distributions are treated as attributable to the sale of U.S. real property interests.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits that are neither attributable to the sale of United States or foreign real property interests nor in exchange for Common Shares. As a result, the Depositary generally will withhold an amount of U.S. federal income tax equal to 30% of the gross payments payable to a Non-U.S. Holder, unless the Non-U.S. Holder timely delivers to the Depositary a properly completed and executed IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, evidencing that such withholding is not required or a reduced rate of withholding is applicable. However, amounts withheld may be refundable if it is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, or was received in exchange or sale for Common Shares (as described above in the U.S. Holder discussion), provided that certain conditions are met.

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Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with the gross proceeds payable to a shareholder pursuant to the Offer. A U.S. Holder will be subject to backup withholding at the applicable statutory rate on these payments if the U.S. Holder has not provided its taxpayer identification number to the Depositary and complied with certain certification procedures or otherwise established an exception from backup withholding to the satisfaction of the Depositary. Certain shareholders (including corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such Non-US. Holder must submit a statement (generally an IRS Form W-8BEN), signed under penalties of perjury, attesting to the individual’s exempt status. The amount of any backup withholding will be allowed as a credit against the U.S. federal income tax liability of a shareholder and may entitle the shareholder to a refund, provided that the required information is timely filed with the IRS.

Legislation Involving Payments to Certain Foreign Entities. A 30% withholding tax may be imposed on dividends paid on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a non-financial foreign entity (including in some instances, where the foreign financial institution or non-financial foreign entity is acting as an intermediary for another party), unless in the case of a foreign financial institution, (a) the entity enters into (or is otherwise subject to) and complies with an agreement with the United States government, or a FATCA Agreement, or (b) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, or an IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution. In the case of payments made to a foreign entity that is not a foreign financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with a certification that it does not have any “substantial U.S. owner” (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its substantial U.S. owners. If our common stock is held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally may be required, subject to certain exceptions, to withhold such tax on payments of dividends and proceeds described above made to (i) a person (including an individual) that fails to comply with certain information requests or (ii) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA.

The withholding provisions described above generally apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2017. The terms of an IGA may modify the above requirements (including the time when withholding may be required). Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

The preceding discussion is not tax advice. You are urged to consult your own tax advisor to determine the particular tax consequences to you of the Offer, including the applicability and effect of federal, state, local, non-U.S. and other tax laws.

14.	Extension of the Offer; Termination; Amendment.

We expressly reserve the right, in our sole discretion and subject to applicable law and any rules and regulations of the SEC, at any time and from time to time, and regardless of whether any of the events set forth in Section 6 shall have occurred or shall be deemed by us to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Common Shares by giving oral or written notice of such extension to the Paying Agent and the Depositary and making a public announcement of such extension. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment, and not pay for, any Common Shares not theretofore accepted for payment or paid for or, subject to applicable law and any rules and regulations of the SEC, postpone payment for Common Shares, if any of the conditions specified in Section 6 is not satisfied or waived prior to the Expiration Date, by giving oral or written notice of such termination or postponement to the Paying Agent and the Depositary and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for Common Shares that we have accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the Common Shares tendered promptly after termination or withdrawal of the Offer. Subject to compliance with applicable law, we further reserve the right, in our sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to shareholders or by decreasing or increasing the number of Common Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the first business day after the last previously scheduled or announced expiration date. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by issuing a press release.

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If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If:

•	we increase or decrease the price to be paid for Common Shares; and

•	the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to shareholders in the manner specified in this Section 14, then the Offer will be extended until the expiration of the period of 10 business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

In accordance with the rules of the SEC, we may increase the number of Common Shares accepted for payment in the Offer by up to 2% of the outstanding Common Shares without amending or extending the Offer.

15.	Fees and Expenses.

We have retained Realty Capital Securities, LLC to act as the Dealer Manager in connection with the Offer. In its role as Dealer Manager, Realty Capital Securities, LLC may contact brokers, dealers, commercial banks, trust companies and other nominee shareholders and may provide information regarding the Offer to those that it contacts or persons, including any institutional shareholders, that contact it. The Dealer Manager will receive, for these services, a reasonable and customary fee. We also have agreed to reimburse the Dealer Manager for reasonable out-of-pocket expenses incurred in connection with the Offer and to indemnify The Dealer Manager against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws. The Dealer Manager has in the past provided, and in the future may provide, capital markets advice to UDF, for which services it has received, and would expect to receive, compensation from us. In the ordinary course of business, including in its trading and brokerage operations and in a fiduciary capacity, the Dealer Manager and its affiliates may enter into, exit or hold positions, both long and short, for their own accounts and for those of their customers, in our securities.

We have retained DST Systems, Inc. to act as the Depositary in connection with the Offer. In its role as Depositary, it will receive Letters of Transmittal, Notices of Guaranteed Delivery and notices of withdrawal.

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We have retained DST Systems, Inc. to act as Paying Agent. In its role as Paying Agent, DST Systems, Inc. will be responsible for receiving tenders through DTC’s ATOP system, determining the proration factor, if any, and matching payment for all Common Shares purchased by the Trust in the Offer.

We have retained American National Stock Transfer, LLC to act as the Information Agent in connection with the Offer. The Information Agent may contact shareholders by mail, telephone, facsimile, e-mail and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners. The Paying Agent, the Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Dealer Manager, the Paying Agent, the Information Agent and the Depositary as described above) for soliciting tenders of Common Shares pursuant to the Offer. Shareholders holding Common Shares through brokers, dealers, commercial banks, trust companies or other nominee shareholders are urged to consult such entities to determine whether transaction costs may apply if shareholders tender Common Shares through them and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Common Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company or other nominee has been authorized to act as our agent, or the agent of the Dealer Manager, the Paying Agent, Information Agent or the Depositary for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Common Shares, except as otherwise provided in Section 5 hereof.

16.	Miscellaneous.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell Common Shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

Pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9 with respect to information concerning UDF.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Common Shares in the Offer. You should rely only on the information in or incorporated by reference in this Offer to Purchase and the related Letter of Transmittal or in the other documents to which we have referred you. Our delivery of this Offer to Purchase shall not under any circumstances create any implication that the information in this Offer to Purchase is correct as of any time other than the date of this Offer to Purchase or that there have been no changes in the information in or incorporated by reference herein or in the affairs of UDF or any of its subsidiaries since the date hereof. We have not authorized anyone to provide you with information in connection with the Offer other than the information in this Offer to Purchase or the related Letter of Transmittal. If anyone makes any recommendation or gives any information, you must not rely upon that recommendation or information as having been authorized by us, the Dealer Manager, the Depositary, the Paying Agent or the Information Agent.

United Development Funding IV

June 4, 2014

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The Letter of Transmittal and any other required documents should be sent or delivered by each shareholder of the Trust or its, his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary and the Paying Agent for the Offer is:

DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Attn: UDF IV Tender Offer
Fax: (877) 694-1113 (for withdrawals only)

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

If you have any questions regarding the Offer or require additional copies of this Offer to Purchase, the Letter of Transmittal or other Offer documents, please contact the Information Agent at (877) 373-2522. The Information Agent will promptly furnish to shareholders additional copies of these materials at the Trust’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Telephone: (877) 373-2522 (toll-free)

The Dealer Manager for the Offer is:

Realty Capital Securities, LLC

Three Copley Place, Suite 3300
Boston, Massachusetts 02116
Telephone: (877) 373-2522